UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 09, 2019

TTEC Holdings, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-11919	84-1291044
(State or other jurisdiction	(Commission file	(IRS Employer
of incorporation)	number)	Identification Number)

9197 S. Peoria Street, Englewood, CO 80112-5833

(Address of principal executive offices)  (Zip Code)

Registrant’s telephone number, including area code:  303-397-8100

Not Applicable

(Former name or former address if changed since last report)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock of TTEC Holdings, Inc., $0.01 par value per share	TTEC	NASDAQ

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 9, 2019, TTEC Holdings, Inc. (“TTEC”) announced the appointment of Mr. Jonathan Lerner as  President for TTEC Digital business segment.

Prior to joining TTEC, Mr. Lerner, 52, was senior vice president and general manager for the Americas, Verint Systems Inc. (NASDAQ:VRNT), a customer experience software company.  From 2016 to 2017, Mr. Lerner was a senior vice president for worldwide sales with SumTotal Systems, LLC, a  Charterhouse Capital Partners portfolio company. From 2013 to 2016, Mr. Lerner was the general manager and vice president for sales and strategy for the capital markets and financial services business, banking division of ACI Worldwide, Inc. (NASD: ACIW), a provider of real-time electronic payment and banking solutions.  Prior to 2013, Mr. Lerner served in various roles of growing responsibility at SAP Software Solutions (NYSE: SAP).  Mr. Lerner holds an MBA in International Business from Bentley University and an undergraduate degree from the University of Western Ontario, Canada.

TTEC Services Corporation, a TTEC subsidiary, and Mr. Lerner have entered into an executive employment agreement attached as Exhibit 10.88 to this Form 8-K.

Item 9.01.         Financial Statements and Exhibits.

(d)  Exhibits.

10.88 Employment Agreement between TTEC Services Corporation and Jonathan Learner.

99.1 Press release dated December 9, 2019 regarding the employment of Mr. Jonathan Lerner as President, TTEC Digital.

SIGNATURE

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

TTEC Holdings, Inc. (Registrant)

Date: December 10, 2019	By:	/s/ Margaret B. McLean
Margaret B. McLean
General Counsel